SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549


                             _________________


                                 FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported)    March 10, 1997



                         Rollins Truck Leasing Corp.
          (Exact name of registrant as specified in its charter)



       Delaware                     1-5728                  51-0074022
(State or other jurisdiction     (Commission               (IRS Employer
     of incorporation)            File number)           Identification No.)



              One Rollins Plaza, Wilmington, Delaware      19803
             (Address of principal executive offices)    (Zip Code)



Registrant's telephone number, including area code     (302) 426-2700

ITEM 5.   OTHER EVENTS.

     On Monday, March 10, 1997, Registrant sold $75,000,000 of its 7.30% Collateral Trust Debentures, Series R, due March 1, 2007, (the "Debentures") pursuant to the terms of an Underwriting Agreement dated March 5, 1997 and as set forth on Form S-3 with Registration Statement No. 333-21835.
Registration Statement No. 333-21835 was filed on February 14, 1997 and became effective on February 18, 1997. A Prospectus Supplement was filed with the Commission on March 7, 1997. The terms and provisions of the Debentures as well as the rights of the Debentureholders, the obligations of the Registrant and the duties of the Trustee are set forth in the Registrant's Collateral Trust Indenture dated as of March 21, 1983, as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986, by the Eighth Supplemental Indenture dated as of May 15, 1990 and as last supplemented and amended by the Seventeenth Supplemental Indenture dated as of March 10, 1997, between the Registrant and First Union National Bank, as Trustee.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)   Exhibits.

        (i) Seventeenth Supplemental Indenture dated as of March 10, 1997 to the Collateral Trust Indenture dated as of March 21, 1983, as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by the Eighth Supplemental Indenture dated as of May 15, 1990, between the Registrant and First Union National Bank, as Trustee.

        (ii) Underwriting Agreement dated March 5, 1997 between the Registrant and Goldman, Sachs & Co., covering the purchase by the Underwriter from the Registrant of $75,000,000 of its 7.30% Collateral Trust Debentures, Series R, due March 1, 2007.



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   Rollins Truck Leasing Corp.



DATE:   March 10, 1997             BY: /s/ Patrick J. Bagley
                                       Patrick J. Bagley
                                       Vice President-Finance and Treasurer